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                                                                 Exhibit 10.10**

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**CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

                   Third Amendment to Note Purchase Agreements

     This Third Amendment, dated as of July 28, 2003, to the separate Note Purchase Agreements, each dated as of April 30, 2001, is by and among Flow International Corporation, a Washington corporation (the "Company"), John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 4 Limited and Signature 5 L.P. (collectively, the "Noteholders"). Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreements referred to below (including as amended hereby).

                                    Recitals:

     A. The Company and the Noteholders have heretofore entered into the separate Note Purchase Agreements, each dated as of April 30, 2001, as amended by the First Amendment to Note Purchase Agreements dated as of December 14, 2001 and the Second Amendment to Note Purchase Agreements (the "Second Amendment") dated as of September 16, 2002 (as amended, the "Note Purchase Agreements"), under and pursuant to which there are outstanding (a) the Company's 13% Senior Subordinated Notes, due April 30, 2008, in the aggregate principal amount of $35,000,000 (the "Notes") and (b) certain Warrants to purchase common stock of the Company (the "Warrants"). Pursuant to the terms of the Second Amendment, the Notes currently bear interest at the rate of 15% per annum, and the Default Rate applicable to overdue payments in respect of the Notes is 17% per annum.

     B. The Company has advised the Noteholders that Events of Default have occurred and are continuing under (a) Section 12(c) of the Note Purchase Agreements as a result of the Company's failure to comply with the terms of Sections 9.6 through 9.9 of the Note Purchase Agreements and (b) Section 12(b) of the Note Purchase Agreements as a result of the Company's failure to make the scheduled semi-annual interest payment under the Notes due on April 30, 2003 (the "Existing Defaults").

     C. The Company and the Noteholders now desire to amend the Note Purchase Agreements and the Notes in the respects, but only in the respects, hereinafter set forth.

     Now, THEREFORE, the Company and the Noteholders, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

Section 1. Amendments.

     Section 1.1. Quarterly and Annual Financial Statements. Section 7.1(a) and
Section 7.1(b) of the Note Purchase Agreements shall be amended and restated in their entirety to read as follows:

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               "(a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                    (i) a consolidated and consolidating balance sheet of the
               Company and its Subsidiaries as at the end of such quarter, and

                    (ii) consolidated and consolidating statements of income and consolidated changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

               (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of:

                    (i) a consolidated and consolidating balance sheet of the
               Company and its Subsidiaries, as at the end of such year, and

                    (ii) consolidated and consolidating statements of income and consolidated changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

          setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion (x) shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, (y) shall state that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (z) shall not be qualified by reason of restricted or limited examination of any material portion of the records of the Company or any Subsidiary and shall contain no

                                      -2-

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          disclaimer of opinion or adverse opinion except such as the Required
          Holders in their sole discretion determine to be immaterial, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);"

     Section 1.2. Monthly Statements. Section 7.1 of the Note Purchase Agreements shall be further amended by deleting the "." at the end of paragraph
(i) and by inserting in lieu thereof ";" and by adding after paragraph (i) new paragraphs (j) and (k) to read as follows:

               "(j) Monthly Statements -- as soon as available and in any event within 15 days after the end of each calendar month, monthly updates of (i) consolidated revenues (excluding percentage of completion revenues which are calculated only at quarter-end), (ii) consolidated gross margins and operating income (excluding revenues and expenses associated with percentage of completion sales which are calculated only at quarter-end), (iii) consolidated domestic and consolidated foreign balances for, in each case, cash accounts receivable, inventory and accounts payable (excluding unbilled revenues which are calculated only at quarter-end), (iv) summary of domestic consolidated customer deposits and other prepayments, (v) 13-week rolling cash flow forecast and (vi) month-end cash balances; and

               (k) Annual Financial Projections -- as soon as available, but not later than thirty (30) days before the beginning of each fiscal year, a copy of the Company's annual financial projections."

     Section 1.3. Financial Covenants. Sections 9.6 through 9.9 of the Note Purchase Agreements shall be deleted in their entirety and replaced with the following:

               "Section 9.6. EBITDA. As of the end of each period indicated below, the Company shall maintain, on a consolidated and domestic (U.S.) basis, an EBITDA of at least (or in the case of (losses), not to exceed) the amount set opposite such period, except as otherwise provided in the Restructure Agreement:

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               (a) Quarterly Basis.

          For fiscal quarter
               ending:          Consolidated     Domestic
          -------------------   ------------   ------------
          July 31, 2003          ($4,728,000)   ($4,073,000)
          October 31, 2003         ($901,000)   ($1,052,000)
          January 31, 2004      $    963,000      ($864,000)
          April 30, 2004        $  3,484,000   $     61,000
          July 31, 2004         $    784,000   $     61,000
          Each fiscal quarter   $    784,000   $     61,000
             thereafter

               (b) Cumulative Basis.

               Period from
             May 1, 2003 to:      Consolidated    Domestic
          ---------------------   ------------   -----------
          July 31, 2003            ($4,728,000)  ($4,073,000)
          October 31, 2003         ($5,630,000)  ($5,125,000)
          January 31, 2004         ($3,166,000)  ($4,489,000)
          April 30, 2004          $  2,317,000   ($2,428,000)
          July 31, 2004           $  5,101,000     ($367,000)
          Each period of four     $  5,101,000     ($367,000)
          fiscal quarters ended
             thereafter

               Section 9.7. Minimum Collateral Requirements. As of each date indicated below, the Company shall maintain domestic (U.S.) accounts receivable and inventory which value equals the amount set opposite such date, except as otherwise provided in the Restructure Agreement:

          Measurement Date
          ----------------
          July 31, 2003                           $31,400,000
          October 31, 2003                        $35,200,000
          January 31, 2004                        $29,200,000
          March 31, 2004                          $24,900,000
          April 30, 2004 and as the last day of   $24,800,000
             every month thereafter

               Section 9.8. Financial Restructuring. On or before the following dates, the Company shall deliver the following to the Noteholders:

               (a) September 30, 2003: a certified copy of the resolution or unanimous consent of the Company's board of directors detailing the Company's refinancing or restructuring strategy for the obligations outstanding under the Senior Credit Agreement, the Notes and the other Note Documents;

               (b) October 31, 2003: list of qualified financial institutions chosen by the Company for such refinancing or restructuring; and

               (c) November 30, 2003: memorandum concerning the Company's long term business plan and proposed terms for such refinancing or restructuring.

               Section 9.9. Additional Goals. The Company will take all reasonable efforts to achieve the following goals towards implementing monthly financial reporting on or before the following dates:

               (a) August 31, 2003: hire a Chief Financial Officer for the Company;

               (b) September 30, 2003: convert Flow Japan Corporation to J.D. Edwards Financial System;

               (c) August 1, 2003: initiate the conversion of Flow Robotics to J.D. Edwards Financial System;

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               (d) November 30, 2003: complete the conversion of Flow Robotics to J.D. Edwards Financial System;

               (e) February 28, 2004: convert FAC to J.D. Edwards Financial System;

               (f) February 28, 2004: adopt a uniform chart of accounts across all Subsidiaries;

               (g) March 31, 2004: execute monthly close on J.D. Edwards Financial System for all Subsidiaries except for CIS Acquisition Corp. and Flow South America;

               (h) March 31, 2004: within 15 days of month's end, provide the Noteholders with consolidated and consolidating monthly financial reports for the Company and all Subsidiaries, including EBITDA calculations on a monthly basis going forward; and

               (i) April 30, 2004: execute quarterly close on J.D. Edwards Financial System for all Subsidiaries except for CIS Acquisition Corp. and Flow South America."

     Section 1.4. Additional Affirmative Covenants. New Sections 9.13 and 9.14 are hereby added to the Note Purchase Agreements to read as follows:

               "Section 9.13. Additional Guaranties and Collateral. On or before September 30, 2003, the Company shall deliver the following to the
          Noteholders:

               (a) the Noteholders shall have received evidence of the Noteholders' perfected second priority lien in all of FAC, FEMG and FEG's assets as listed on Schedule 9.13, or in such portion of such property as shall correspond to the first priority lien being substantially concurrently granted to the Senior Lenders;

               (b) the Noteholders shall have received evidence that notices of the Noteholders' security interest in all registered patents and trademarks and applications for patents and trademarks that the Noteholders have taken a security interest in of the Company, FAC, FEMG and FEG shall have been filed with the applicable Governmental Authority;

               (c) the Noteholders shall have received such other evidence as they may deem necessary or appropriate that all documents executed and/or delivered and all actions taken

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

          pursuant to clauses (a) and (b) above have been duly authorized and are legally effective, binding and enforceable;

               (d) the Noteholders shall have received (i) a second priority deed of trust granting the Noteholders a security interest in the Company's leasehold interest on property located at 23500 - 64th Avenue South, Kent, Washington, and (ii) a landlord consent to such deed of trust, each in form acceptable to the Noteholders; and

               (e) the Company and the Guarantors shall have provided such additional information concerning their real and personal property and assets as the Noteholders may request, including a certification by a Senior Officer of the Company of all guaranties and collateral granted to the Senior Lenders and true, correct and complete copies of all documentation relating thereto.

               Section 9.14. Certain Payments. (a) On or before July 29, 2003, the Noteholders shall have received such evidence as they shall require in order to confirm initiation of the payments made by the Company to the Noteholders aggregating not less than $1,000,000. On or before August 1, 2003, the Noteholders shall have received such evidence as they shall require in order to confirm receipt of such payments. Such payments shall be applied by the Noteholders to the interest payment due in respect of the Notes on April 30, 2003.

               (b) On August 2, 2004, the Company shall pay in cash to the Noteholders an aggregate amount equal to (i) $2,000,000, less (ii) payments, if any (excluding the payments referred to in Section 9.14(a)), made by the Company to the Noteholders on or after the Third Amendment Effective Date, it being understood that payments described in this subclause (ii) are subject to Section 7.15 of the Senior Credit Agreement as in effect on the Third Amendment Effective Date.

               Section 9.15. Additional Financial Covenants. On and after August 2, 2004:

               (a) As of the end of each fiscal quarter ending after August 2, 2004, the Company shall maintain, on a consolidated basis, a Fixed Charge Coverage Ratio of at least 1.25 to 1. 'Fixed Charge Coverage Ratio' shall mean the quotient obtained by dividing (i) the sum of Cash Flow for the period of four consecutive fiscal quarters then ended by (ii) the sum of Fixed Charges payable in such period. 'Cash Flow' shall mean the Company's net income after taxes, plus interest expense, depreciation and amortization, less the aggregate amount of any dividend issued. 'Fixed Charges' shall mean the Company's interest expense, plus any portion of the Company's long-term debt which will be due within 12 months from the date of determination.

               (b) As of the end of each fiscal quarter ending after August 2, 2004, the Company shall maintain, on a consolidated basis, a Funded Debt Ratio of not more than 5.00 to 1. 'Funded Debt Ratio' shall mean as of the end of any fiscal quarter, the quotient obtained by dividing
          (a) Funded Debt as of the end of such fiscal quarter by (b) the EBITDA for such quarter and the three immediately preceding fiscal quarters, plus, in the event that the Company has acquired any Subsidiaries during such fiscal quarter or during the immediately preceding three fiscal quarters, the EBITDA of such Subsidiaries from the first day of the immediately preceding three fiscal quarters through the date of acquisition of each Subsidiary.

               (c) As of the end of each fiscal quarter ending after August 2, 2004, the Company shall maintain, on a consolidated basis, a Senior Funded Debt Ratio of not more 3.50 to 1. As used herein, 'Senior Funded Debt Ratio' shall mean, as of the end of any fiscal quarter, the quotient obtained by dividing (A) Senior Funded Debt as of the end of such fiscal quarter by (B) the EBITDA for such quarter and the three immediately preceding fiscal quarters, plus, in the event that the Company has acquired any Subsidiaries during such fiscal quarter or during the immediately preceding three fiscal quarters, the EBITDA of such Subsidiaries from the first day of the immediately preceding three fiscal quarters through the date of acquisition of each Subsidiary."

     Section 1.5. Negative Covenants. Sections 10.1 through 10.8 are hereby amended and restated in their entirety to read as follows:

               "Section 10.1. Transactions With Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate. Notwithstanding the foregoing, the Company shall not, nor shall it allow any Subsidiary to, directly or indirectly, to transfer cash to the Company or any Affiliate, except (a) the sale of inventory in the ordinary course of business in accordance with the Company's existing intercompany transactions and transfer pricing policy in effect on July 28, 2003, (b) cash transfers from Foreign Subsidiaries to the Company for the sole and immediate purpose of satisfying the Company's obligations under the Senior Credit Agreement, evidenced by promissory notes at fair market value, (c) payments by the Company to such Foreign Subsidiary in accordance with the terms of the promissory notes referred to in subclause (b) and (d) dividends from Foreign Subsidiaries to the Company in connection with (x) the payment to the Senior Lenders referred to in Section 2.4 of the Senior Credit Agreement as in effect on the Third Amendment Effective Date and (y) the payment to the Noteholders pursuant to Section 9.14.

               Section 10.2. Dividends, Purchase of Stock, Etc. The Company shall not, and shall cause each Subsidiary to not, (a) declare or pay any dividend (except dividends payable in capital stock) on any shares of any class of its capital stock or (b) apply any assets to the redemption or other retirement of, or set aside any sum for the payment of any dividends on or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, shares of any class of capital stock of the Company; provided, however, Flow Autoclave Corporation, which is 50% owned by the Company, is excluded from this restriction until the date on which the Company owns more than 50% of such company, and provided, further, dividends from Foreign Subsidiaries to the Company in connection with (x) the payment to the Senior Lenders referred to in Section 2.4 of the Senior Credit Agreement as in effect on the Third Amendment Effective Date and (y) the payment to the Noteholders pursuant to Section 9.14 are hereby excluded from this restriction.

               Section 10.3. Liquidation, Merger, Sale of Assets. (a) Neither the Company nor any Subsidiary shall liquidate, dissolve or enter into any consolidation, joint venture, partnership or other combination or sell, lease, or dispose of (including transfers to any Subsidiary that has not executed a guaranty and security agreement pursuant to Sections 9.10 and 9.11(c) or is not a Foreign Guarantor) all or any substantial portion of its business or assets or of any Collateral (excepting sales of goods in the ordinary course of business). Notwithstanding the foregoing, the Company may proceed with the Restructure Event pursuant to the Restructure Agreement. Neither the Company nor any Guarantor shall merge with any other Person.

               (b) The Company will not sell, transfer or otherwise dispose of any Subsidiary Stock of a Subsidiary (except to qualify directors) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of any Subsidiary Stock or Indebtedness of any Subsidiary (other than to the Company or a Wholly-owned Subsidiary).

               (c) The Company will not permit any Subsidiary to issue any Subsidiary Stock to any Person other than the Company or a Wholly-owned Subsidiary except (i) to qualify directors or (ii) in connection with an issuance of Subsidiary Stock whereby the Company or such Subsidiary maintains its same proportionate interest in such Subsidiary.

               Section 10.4. Indebtedness and Senior Debt. (a) Neither the Company nor any Subsidiary shall create, incur or become liable for any Indebtedness except:

                    (i) Indebtedness incurred under this Agreement, the Other
               Agreements, the Notes and the Subsidiary Guaranty;

                    (ii) Indebtedness existing on the date of Closing as
               described in Schedule 5.15;

                    (iii) Senior Debt incurred pursuant to the Senior Credit
               Agreement after the Third Amendment Effective Date (including Guaranties of Subsidiaries delivered in connection therewith from time to time); provided that, at the time such Senior Debt is incurred and after giving effect thereto ad to the application of the proceeds thereof, no Default or Event of Default shall exist;

                    (iv) current accounts payable or accrued or other current
               liabilities incurred by the Company or a Subsidiary in the ordinary course of business;

                    (v) Indebtedness for the deferred purchase price, or for
               obligations under leases, of real and personal property used by the Company or a Subsidiary in its business (excluding financing or synthetic leases);

                    (vi) Subordinated Debt of the Company;

                    (vii) Indebtedness of the Company owing to Foreign
               Subsidiaries arising from intercompany loans made by such Foreign Subsidiaries to the Company for the sole and immediate purpose of making payments to the Senior Lenders under the Senior Credit Agreement.

               (b) In addition to the requirements of Section 10.4(a), the Company shall not at any time permit the aggregate amount of Senior Debt outstanding under the Senior Credit Agreement to exceed $68,000,000

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          (reduced, dollar for dollar, by permanent reductions in the commitments thereunder).

               Section 10.5. Guaranties. Except for (a) the guaranties set forth on Schedule 10.5 hereto and (b) guaranties given in favor of the Noteholders pursuant to this Agreement and the Other Agreements, and
          (c) guaranties given in favor of the Senior Lenders pursuant to the Senior Credit Agreement, neither the Company nor any Subsidiary shall assume, guaranty, endorse or otherwise become directly or contingently liable for, or obligated to purchase, pay or provide funds for payment of, any obligation or Indebtedness of any other person, other than by endorsement of negotiable instruments for deposit or collection or by similar transactions in the ordinary course of business.

               Section 10.6. Liens. Neither the Company nor any Subsidiary shall create, assume or suffer to exist any Lien except (a) Liens granted by the Company and its Subsidiaries securing Indebtedness outstanding under the Senior Credit Agreement and this Agreement and the Other Agreements and (b) Liens described on Schedule 10.6 hereto.

               Section 10.7. Investments. The Company shall not make any loan or advance to any person or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any person, except (a) commercial bank time deposits maturing within one year, (b) marketable general obligations of the United States or a State or marketable obligations fully guaranteed by the United States, or (c) short-term commercial paper with the highest rating of a generally recognized rating service.

               Section 10.8. Operations. The Company shall not engage in any activity which is substantially different from or unrelated to the business activities or products of the Company on July 15, 2003."

     Section 1.6. Capital Expenditures. Section 10.12 to the Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

               "Section 10.12. Capital Expenditures. The Company shall not, nor shall it allow any Domestic Subsidiary to, make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Company during each time period set forth below, the amount set forth opposite such time period:

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

          May 1, 2003 - April 30, 2004   $6,700,000
          May 1, 2004 - August 1, 2004   $  800,000"

     Section 1.7. Additional Negative Covenants. New Sections 10.14 and 10.15, are hereby added to the Note Purchase Agreements to read as follows:

               "Section 10.14. New Product Development Expenditures. The Company shall not, nor shall it allow any Subsidiary to, fund or become legally obligated to fund any new product development costs, including without limitation, research, development and engineering costs, as indicated in financial statements provided pursuant to Section 7.1, not exceeding, in the aggregate for the Company during each time period set forth below, the amount set forth opposite such time period:

          May 1, 2003 - April 30, 2004   $10,700,000
          May 1, 2004 - August 1, 2004   $ 2,700,000

               Section 10.15. Burdensome Agreements. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, enter into any Contractual Obligation (other than this Agreement, the Other Agreements or the Senior Credit Agreement) (a) that limits the ability of (i) any Subsidiary to make Restricted Payments to the Company or any Guarantor or to otherwise transfer property to the Company or any Guarantor, (ii) of any Subsidiary to guarantee the Indebtedness of the Company or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on the property of such Person; or (b) that requires the grant of a Lien to secure the obligations of such Person if a Lien is granted to secure another obligation of such Person."

     Section 1.8. Events of Default. Section 12 of the Note Purchase Agreements is hereby amended as follows:

          (a) paragraph (c) of Section 12 shall be amended in its entirety to read as follows:

               "(c) the Company defaults in the performance of or compliance with any term contained in Sections 9.5 through 9.11, inclusive,
          Section 9.14, Section 9.15, Sections 10.1 through 10.10, inclusive, or Sections 10.12 through 10.14, inclusive; or"

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

          (b) paragraph (f) of Section 12 shall be amended in its entirety to read as follows:

               "(f) any Subsidiary Guaranty or any Security Document shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by a Governmental Authority of competent jurisdiction that any such agreement is invalid, void or unenforceable or the perfected security interests created pursuant to any Security Document is not legal, valid and binding, or the Company or any Subsidiary shall contest or deny in writing the validity or enforceability of any of its obligations under any Security Document or any Subsidiary Guaranty, as applicable; or"

     Section 1.9. Definitions. Schedule B to the Note Purchase Agreements is hereby amended by adding thereto the following new definitions in the appropriate alphabetical order:

          " 'Alternate Restructure Event' has the meaning given to it the Restructure Agreement.

          'CIS Acquisition Corp' shall mean CIS Acquisition Corp. a Michigan corporation.

          'Contractual Obligation' means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          'EBITDA' means pre-tax net income (or pre-tax net loss), plus the sum of (i) interest expense, (ii) depreciation expense, (iii) depletion expense, (iv) amortization expense, (v) restructuring expenses, not to exceed $8,900,000 in the aggregate for all periods of determination, (vi) fees paid to the Agent and the Senior Lenders pursuant to, and not to exceed the fees described in, Section 2.9 of the Senior Credit Agreement as in effect on July 28, 2003, (vii) one-time, non-cash charges related to write-downs of intangibles or goodwill, and (vii) costs and write-downs associated with the Restructure Event or Alternate Restructure Event as defined in Exhibit A to the Third Amendment to Note Purchase Agreements; provided, however, any add-backs made pursuant to this definition of 'EBITDA' may only be made to the extent that such add-back has already been deducted in the determination of pre-tax net income for such period.

          'FAC' means Flow Asia Corporation, a corporation formed under the laws of Taiwan.

          'FEG' means Flow Europe GmbH, a corporation formed under the laws of Germany.

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

          'FEMG' means Flow Europe Manufacturing CoKg, a corporation formed under the laws of Germany.

          'Flow Robotics' means Flow Robotic Systems, a division of the Company based in Wixom, Michigan.

          'Flow South America' shall mean Flow Latino, a corporation organized under the laws of Brazil and any division of the Company or any Subsidiary that reports through Flow South America.

          'Foreign Guarantors' means FAC, FEG, or FEMG and any other Subsidiary that from time to time executes and delivers a supplement in the form attached to, or otherwise becomes bound by, the Foreign Guaranty, and 'Foreign Guarantor' means any one of them.

          'Foreign Guaranty' means that certain Guaranty Agreement dated as of the date hereof, executed by the Foreign Guarantors in favor of the Noteholders, and any additions, supplements, renewals or amendments thereto.

          'Foreign Subsidiary' means a Subsidiary of the Company other than a Domestic Subsidiary.

          'Guarantors' means the Domestic Guarantors, the Foreign Guarantors, and any other Subsidiary that from time to time executes and delivers a supplement in the form attached to, or otherwise becomes bound by, the Domestic Guaranty or Foreign Guaranty, and 'Guarantor' means any one of them.

          'JD Edwards Financial System' means the Company's domestic accounting system or a similar accounting system that is compatible with the domestic system.

          'Restricted Payment' means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option (other than options under the Company's stock option plan), warrant or other right to acquire any such capital stock or other equity interest.

          'Restructure Agreement' means that certain Restructure Agreement attached as Exhibit A to the Third Amendment to Note Purchase Agreements.

          'Restructure Event' has the meaning given to it the Restructure Agreement.

          'Senior Credit Agreement' means that certain Second Amended and Restated Credit Agreement dated as of July 28, 2003 among the Company and Bank of America, N.A., as Agent and Lender, U.S. Bank National Association and Keybank National Association, as the same may be amended, modified or supplemented in accordance with the terms hereof.

          'Third Amendment Effective Date' means the date on which the Third Amendment to Note Purchase Agreements became effective.

          'Third Amendment to Note Purchase Agreements' means the Third Amendment to Note Purchase Agreements dated as of July 28, 2003 between the Company and each of the Noteholders."

     Section 1.10. Additional Schedule. A new Schedule 9.13 to the Note Purchase Agreements is hereby added in the form of Exhibit B hereto.

Section 2. Agreements Regarding Interest.

     (a) Agreement Regarding Interest Rate Increase. Pursuant to the Second Amendment to Note Purchase Agreements dated as of September 16, 2002, the interest rate payable in respect of the Notes was increased to 15% per annum and the Default Rate applicable to overdue payments in respect of the Notes was increased to 17% per annum, in each case, beginning July 29, 2002 and continuing until such time as the Company shall have achieved a Fixed Charge Coverage of at least 1.25 to 1, a Funded Debt Ratio equal to or below 5.00 to 1 and a Senior Funded Debt Ratio equal to or below 3.50 to 1. The Company and the Noteholders agree that such increased rates shall remain applicable on the terms more specifically described in said Second Amendment, notwithstanding the amendments to Sections 9.6, 9.7 and 9.8 of the Note Purchase Agreements.

     Notwithstanding the foregoing, in consideration of the partial interest payment made by the Company on July 28, 2003, the Noteholders hereby waive the application of the Default Rate to the interest payment due on April 30, 2003.

     (b) Agreement Regarding Interest Capitalization. Notwithstanding any provision in the Note Purchase Agreements or the Notes to the contrary, the Noteholders agree that the portion of the semi-annual interest payment due on April 30, 2003 which remains unpaid on the date hereof shall be capitalized on the effective date of this Third Amendment. Accordingly, the principal amount of each Note shall be increased by an amount which corresponds to the proportionate principal amount of such Note relative to the aggregate principal amount of all Notes. In addition, unless the Notes are paid in full prior to the relevant payment dates, the Noteholders agree to capitalize the semi-annual interest payments due on October 31, 2003 and April 30, 2004, provided that no Default or Event of Default shall then exist. Such capitalization of interest shall occur on the date each such interest payment is due, and the principal amount of each Note shall be increased by an amount which corresponds to the proportionate principal amount of such Note relative to the aggregate principal amount of all Notes.

     (c) Resumption of Current Pay Interest. Upon the earlier of (i) the scheduled semi-annual interest payment due on October 31, 2004 or (ii) the occurrence of a Default or Event of Default, the Company shall pay all interest then and thereafter becoming due on the Notes in cash on the respective dates such interest is scheduled to be paid.

     (d) Allonges. In order to reflect the provisions of this Section 2, the Company shall execute and deliver on the effective date of this Third Amendment an allonge to each outstanding Note in the form of Exhibit C hereto (each, an "Allonge") reflecting the foregoing agreements.

Section 3. Representations and Warranties of the Company.

     To induce the Noteholders to execute and deliver this Third Amendment, the Company represents and warrants to the Noteholders (which representations and warranties shall survive the execution and delivery of this Third Amendment) that:

          (a) this Third Amendment and each Allonge referred to in Section 2(b) hereof has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (b) the execution, delivery and performance by the Company of this Third Amendment and each Allonge (i) does not require the consent or approval of any governmental or regulatory body or agency, and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (ii)(A)(3) of this clause (b);

          (c) as of the date hereof and after giving effect to this Third Amendment, no Default or Event of Default has occurred which is continuing;

          (d) attached hereto as Exhibit D is a true, correct and complete list of all Subsidiaries of the Company as of July 28, 2003;

          (e) attached hereto as Exhibit E is a true, correct and complete copy of the Second Amended and Restated Senior Credit Agreement dated as of July 28, 2003; and

          (f) the assets listed on Schedule 9.13, attached hereto as Exhibit B, constitute all of the accounts receivable, inventory, equipment and other fixed assets and registered copyrights, trademarks and patents owned, used, or held in connection with the Foreign

     Guarantors. The Foreign Guarantors have good and marketable title to each asset and no asset is subject to any Lien, except as permitted by the Note Purchase Agreements.

Section 4. Conditions to Effectiveness of This Third Amendment.

     This Third Amendment shall not become effective until, and shall become effective when:

          (a) executed counterparts of this Third Amendment, duly executed by the Company and the holders of 100% in aggregate principal amount of outstanding Notes, shall have been delivered to the Noteholders;

          (b) Allonges, in the form of Exhibit C attached hereto, shall have been duly executed by the Company for each of the outstanding Notes and delivered to the appropriate Noteholders;

          (c) (i) Guaranties in form and substance satisfactory to the Noteholders, and (ii) a Security Agreement in form and substance satisfactory to the Noteholders, shall have been duly executed in favor of the Noteholders by each of the Domestic Subsidiaries and Foreign Subsidiaries executing and delivering Guaranties and granting security interests in their assets to the Senior Lenders under the Senior Credit Agreement;

          (d) the Noteholders shall have received a fully executed copy of the Second Amended and Restated Senior Credit Agreement, in form and substance satisfactory to them;

          (e) the representations and warranties of the Company set forth in
     Section 3 hereof shall be true and correct on and with respect to the effective date hereof and the execution and delivery by the Company of this Third Amendment shall constitute the certification by the Company of the same;

          (f) fees and expenses of counsel to the Noteholders relating to this Third Amendment to Note Purchase Agreements will be paid in full; and

          (g) the Noteholders shall have received such evidence, including wire transfer numbers and other information, as they shall require to confirm that prior to the effectiveness of this Third Amendment the Company wired to the Noteholders cash amounts aggregating not less than $1,000,000 for application to the interest payment due on the Notes on April 30, 2003.

Upon satisfaction of all of the foregoing, this Third Amendment shall become effective, and the amendments to the Note Purchase Agreements provided for herein shall be deemed effective as of April 30, 2003 and the Existing Defaults waived.

Section 5. Release; No Discharge.

     As additional consideration for the Noteholders' entering into this Third Amendment, the Company hereby fully and unconditionally releases and forever discharges the Noteholders, their agents, employers, trustees, directors, officers, attorneys, auditors, financial advisors, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (the "Released Parties") of and from any and all claims, liabilities, demands, obligations, damages, losses, actions and causes of action whatsoever which the Company may now have or claim to have against any Noteholder or any other Released Parties, whether presently known or unknown and of any nature and extent whatsoever, including, without limitation, on account of or in any way affecting, concerning or arising out of or founded upon this Third Amendment or the Note Documents, including but not limited to all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings between the parties up to and including the date hereof, including but not limited to, the administration or enforcement of the Notes, the Note Purchase Agreements or any of the other Note Documents. The obligations of the Company under the Note Documents and this Third Amendment shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

          (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of this Third Amendment, any Note Documents Document, any document relating to or evidencing any of the Noteholders' Liens or applicable Law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect thereof; or

          (b) any other act or thing or omission or delay to do any other act or thing which could operate as or be deemed to be a discharge of the Company as a matter of law, other than payment in full of all obligations evidenced by the Notes, including but not limited to all obligations under the Note Purchase Agreements, the Notes, the other Note Documents and this Third Amendment.

Section 6. Entire Agreement.

     The Company acknowledges that there are no other agreements, representations, either oral or written, expressed or implied, not embodied in this Third Amendment and the other Note Documents, which, together, represent a complete integration of all prior and contemporaneous agreements and understandings of the Company and the Noteholders. No party shall be bound by any oral agreement, and no rights or liabilities, either expressed or implied, shall arise on the part of any party, or any third party, until and unless the agreement on any given issue has been reduced to a written agreement executed in accordance with the provisions of Section 18 of the Note Purchase Agreements. No commitment on the part of the Noteholders exists to modify the Note Documents in any respect, and the Noteholders hereby specifically confirm that they make no such commitment and specifically advise that no action should be taken by the Company based upon any understanding that any such a commitment exists or on any expectation that any such commitment will be made in the future.

Section 7. The Company Remains in Control.

     The Company acknowledges that it remains in control of its business and affairs and determines the business plan for, and employment, management and operating directions and decisions for its or his business and affairs.

Section 8. Miscellaneous.

     This Third Amendment shall be construed in connection with and as part of the Note Purchase Agreements, and except as modified and expressly amended by this amendment, all terms, conditions and covenants contained in the Note Purchase Agreements, the Notes, the Warrants and the other Note Documents are hereby ratified and confirmed and shall be and remain in full force and effect. The obligations of the Company under the Note Purchase Agreements, the Notes, the Warrants and the other Note Documents shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Note Purchase Agreements, the Notes, the Warrants or the other Note Documents or applicable law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect thereof; or (b) any other act or thing or omission or delay to do any other act or thing which could operate as or be deemed to be a discharge of the Company as a matter of law, other than payment in full of all obligations under the Note Purchase Agreements and the Notes and performance under the Warrants and the other Note Documents.

     Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this amendment may refer to the Note Purchase Agreements without making specific reference to this amendment, but nevertheless all such references shall be deemed to include this amendment unless the context otherwise requires.

     This Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

     This Third Amendment SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE State OF Washington, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH State THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH State.

     Oral AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER Washington Law.

     In Witness Whereof, the Company and the Noteholders have caused this Third Amendment to be executed, all as of the day and year first above written.

                                      The Company:

                                      Flow International Corporation


                                      By
                                         ---------------------------------------
                                         Its
                                            ------------------------------------

                                      The Noteholders:

                                      John Hancock Life Insurance Company


                                      By
                                         ---------------------------------------
                                         Its
                                            ------------------------------------


                                      John Hancock Variable Life Insurance
                                      Company


                                      By
                                         ---------------------------------------
                                         Its
                                             -----------------------------------

                                      Signature 4 Limited


                                      By John Hancock Life Insurance Company, as
                                      Portfolio Adviser


                                      By
                                         ---------------------------------------
                                        Its
                                            ------------------------------------

                                      Signature 5 L.P.


                                      By John Hancock Life Insurance Company, as
                                      Portfolio Adviser


                                      By
                                         ---------------------------------------
                                        Its
                                            ------------------------------------

                              Consent of Guarantors

     The terms of the foregoing Third Amendment to Note Purchase Agreements of Flow International Corporation are hereby agreed to as of the date first written above by the following Guarantors.

                                      Avure Technologies, Inc.


                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------


                                      CIS ACQUISITION CORPORATION


                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                            ------------------------------------


                                      FLOW WATERJET FLORIDA CORPORATION


                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------

                                   Attachments

Exhibit A - Form of Restructure Agreement

Exhibit B - Form of Schedule 9.13 to Note Purchase Agreement [to mirror Schedule
            5.19 to Senior Credit Agreement]

Exhibit C - Form of Allonge

Exhibit D - List of Subsidiaries

Exhibit E - Second Amended and Restated Credit Agreement

                                    EXHIBIT A

                (to Third Amendment to Note Purchase Agreements)

                              RESTRUCTURE AGREEMENT




**

































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

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

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EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

**











































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EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

**










































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EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

**










































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EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

**











































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**CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

                              Consent of Guarantors

     Each undersigned guarantor (each a "Guarantor") is a guarantor of the indebtedness, liabilities and obligations of Flow International Corporation, a Washington corporation (the "Company"), under those certain Note Purchase Agreements dated as of April 30, 2001 (as amended from time to time, the "Note Purchase Agreements") referred to in the within and foregoing Restructure
Agreement dated as of July     , 2003 (the "Restructure Agreement") and the
                           ----
other Note Documents described in the Note Purchase Agreements. Each Guarantor hereby acknowledges that it has received a copy of the Restructure Agreement and hereby consents to its contents and the other Note Documents described therein (notwithstanding that such consent is not required). Each Guarantor hereby confirms that its guarantee of the obligations of the Company remains in full force and effect, and that the obligations of the Company under the Note Purchase Agreements, the Notes and the other Note Documents shall include the obligations of the Company under the Restructure Agreement. All capitalized terms not defined herein have the meanings given in the Note Purchase Agreements.

                                      Avure Technologies, Inc.


                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------


                                      Cis Acquisition Corporation


                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------


                                      Flow Waterjet Florida Corporation


                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------

                                    EXHIBIT B
                (to Third Amendment to Note Purchase Agreements)

                                  Schedule 9.13

                            FOREIGN GUARANTOR ASSETS
                                  (By Company)

                                    EXHIBIT C
                (to Third Amendment to Note Purchase Agreements)

                                 Form of Allonge

                                    EXHIBIT D
                (to Third Amendment to Note Purchase Agreements)

                                  SUBSIDIARIES

                                                      State or other Jurisdiction of
                   Subsidiary                         Incorporation or Organization
                   ----------                         ------------------------------
Avure Technologies AB                                             Sweden

Avure Technologies Incorporated                                 Washington

CEM-FLOW                                                          France

Flow Access BVBA                                                 Belgium

CIS Acquisition Corporation                                      Michigan

Flow Asia Corporation                                             Taiwan

Flow Asia International Corporation                             Mauritius

Flow Autoclave Systems, Inc.                                     Delaware

Flow Automation Systems Corporation                              Ontario

Flow China                                                        China

Flow Europe, GmbH                                                Germany

Foracon Europe Manufacturing GmbH & CO.KG                        Germany

Flow Holdings BVBA                                              Belgium

Flow Holdings GmbH (SAGL) Limited Liability Company            Switzerland

Flow Holdings FPS AB                                             Sweden

Flow Iberica, S.R.L.                                              Spain

Flow Italia, S.R.L.                                               Italy

Flow Japan Corporation                                            Japan

Flow Korea                                                        Korea

Flow Pressure Systems Vasteras AB                                 Sweden

Flow Latino                                               Brazil, South America

Flow Surface Prep/Europe, SAGL                                 Switzerland

Flow U.K., Ltd.                                                  England

Flow Waterjet Florida Corporation                                Florida

Robotic Simulations Limited                                   United Kingdom

                                    EXHIBIT E
                (to Third Amendment to Note Purchase Agreements)

              Form of Second Amended and Restated Credit Agreement